As filed with the Securities and Exchange Commission on September 23, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REMITLY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	83-2301143
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1111 Third Avenue, Suite 2100
Seattle, WA 98101
(Address of principal executive offices, including zip code)

Remitly Global, Inc. 2011 Equity Incentive Plan
(Full title of the plan)

Matthew Oppenheimer
Chief Executive Officer
Remitly Global, Inc.
1111 Third Avenue, Suite 2100
Seattle, WA 98101
(888) 736-4859
(Name, address and telephone number, including area code, of agent for service)

Copies to:

William Bromfield	Saema Somalya
James Evans	General Counsel
Katherine Duncan	Remitly Global, Inc.
Aman Singh	1111 Third Avenue
Fenwick & West LLP	Suite 2100
1191 Second Avenue	Seattle, WA 98101
10th Floor	(888) 736-4859
Seattle, WA 98101
(206) 389-4510
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share(3)	5,293,823	$43.00	$227,634,389	$24,835
(1)Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the stock option awards set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.
(2)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the initial public offering price of the Registrant’s common stock of $43.00 per share as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-259167), as amended, declared effective on September 22, 2021.
(3)Represents 5,293,823 shares of common stock under the Remitly Global, Inc. 2011 Equity Incentive Plan (the “Plan”) issued to certain current and former employees, consultants and advisors of the Registrant upon exercise of stock option awards.

EXPLANATORY NOTE
This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of common stock (the “Shares”) of Remitly Global, Inc. (“us,” “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former employees, consultants, and advisors of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
REMITLY GLOBAL, INC.
5,293,823 Shares of Common Stock

This prospectus relates to 5,293,823 shares of common stock, par value $0.0001 per share (the “Shares”), of Remitly Global, Inc., which may be offered from time to time by certain stockholders that are our current or former employees, consultants, and advisors (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our 2011 Equity Incentive Plan.
The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our common stock has been approved for listing on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “RELY.” The initial public offering price of our common stock pursuant to our Registration Statement on Form S-1, as amended, declared effective on September 22, 2021, was $43.00 per share.
The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he, she or it is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 4 of this prospectus.
The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 23, 2021

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.
Remitly, the Clasped Hand logo, Passbook by Remitly, Hui Mei Yi (Remitly in Chinese characters), Remitly Promises Delivered + Clasped Hand logo, Remitly + Clasped Hand logo are the trademarks and service marks of Remitly. Other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us, by these other companies. Solely for convenience, our trademarks, trade names and service marks referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks.
Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “Remitly,” refer to Remitly Global, Inc. and its consolidated subsidiaries.

THE COMPANY
Remitly Global, Inc.
Remitly is a leading digital financial services provider for immigrants and their families in over 135 countries around the world. Looking back over the last ten years, we have remained committed to our initial goal: to help millions of immigrants send money home in a safe, reliable, and transparent manner. The long-term, trusted relationships we foster with our customers have enabled us to expand our core cross-border remittance product to over 1,700 corridors worldwide and extend our offering to a broader suite of financial services.
Our customers are at the heart of everything we do. They are primarily immigrants from developing countries who have moved away from their families to seek new opportunities and build a better life for themselves and their loved ones. While our customers may be physically distant, they remain closely connected with and deeply committed to their family and friends back home – often sending money home multiple times per month. Through their individual experiences, they help us define how we design and build best-in-class services. Our relentless focus on our customers underpins our commitment to do everything in our power to ensure their hard-earned money reaches their families back home.
Risk Factors
Our business is subject to numerous risks and uncertainties, including those described in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, but are not limited to, the following:
Business and Strategic Risks
•If we fail to retain or grow our customer base, number of payment corridors, or scope of send and receive countries, our business and operating results will be harmed.
•We partner with third parties to support fulfillment of our service, including risk management, payment processing, customer support, and disbursement, which exposes us to risks outside our direct control.
•If we are not able to innovate, improve existing products, and develop new products that achieve market acceptance, our growth, business, operating results, financial condition, and future prospects could be materially and adversely affected.
•We operate in a highly competitive and evolving market and may be unable to compete successfully against existing and future competitors which employ a variety of existing business models and technologies or new innovations.
•Any failure to obtain or maintain necessary money transmission licenses across our global footprint could adversely affect our operations.
•We have grown rapidly in recent years and have limited operating experience at our current scale of operations. If we are unable to manage our growth effectively, our business and operating results may be materially and adversely affected. We also may not be able to sustain our growth rate in the future.
•If we or our industry generally are unable to provide a high-quality and secure customer experience in the various locales in which we operate, our brand could suffer reputational damage and our business results could be harmed.
•We transfer large sums of customer funds daily, and are subject to the risk of loss due to errors or fraudulent or illegitimate activities of customers or third parties, any of which could result in financial losses or damage to our reputation and trust in our brand, which would harm our business and financial results.

•We have a history of operating losses and there is no assurance that our business will become profitable or that, if we achieve profitability, we will be able to sustain it.
•Our recent rapid growth, including growth in our volume of payments, may not be indicative of our future growth. Our rapid growth also makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.
Intellectual Property, Technology, Privacy and Security Risks
•Cyberattacks or data security breaches could result in serious harm to our business, reputation and financial condition.
•We are subject to privacy and cybersecurity laws across multiple jurisdictions which are highly complex, overlapping and frequently changing and create compliance challenges that may expose us to substantial costs, liabilities or loss of customer trust. Our actual or perceived failure to comply with these laws could harm our business.
•Any significant interruption or failure of our system availability, including failure to successfully implement upgrades or new technologies to our mobile app or website, could adversely affect our business, financial, and operating results.
Legal and Compliance Risks
•Use of our platform for illegal or fraudulent activities could harm our business, reputation, financial condition, and operating results.
•Our platform is susceptible to fraud and our business, reputation, financial condition and operating results could be harmed as a result.
Operational Risk
•We are exposed to the risk of loss or insolvency if our disbursement partners fail to disburse funds according to our instructions or were to become insolvent unexpectedly or funds are disbursed before customer funds are guaranteed to be sufficient.
Financial Risks
•We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our consolidated financial statements. If we fail to remediate any material weaknesses or otherwise fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.
•If one or more of our counterparties, including financial institutions, aggregators, and local cash pick-up institutions where we have cash on deposit, our lenders and potential hedging counterparties, default on their financial or performance obligations to us or fail, we may incur significant losses.
•Fluctuations in currency exchange rates could harm our operating results and financial condition.
General Risks
•Our customers and business operations are exposed to macroeconomic conditions and geopolitical forces in developing regions and regions that account for a significant amount of our send volume, which exposes us to risk of loss.

Risks Related to Ownership of Our Common Stock
•This initial public offering will be the first time our common stock has been available on a public market, and the stock price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.
•Concentration of ownership of our common stock among our existing executive officers, directors, and principal stockholders may prevent new investors from influencing significant corporate decisions.
Corporate Information
Remitly Global, Inc., a Delaware corporation, was formed in October 2018. Remitly Global, Inc. is a holding company and holds all of the equity interests of Remitly, Inc. and our other operating subsidiaries. Beamit, Inc. was initially formed in May 2011 as an Idaho corporation, reincorporated in Delaware in October 2011 and subsequently changed its name to Remitly, Inc. in December 2012. In October 2018, we completed a corporate reorganization whereby Remitly, Inc. became a subsidiary of Remitly Global, Inc., which became effective January 1, 2019. Our principal executive offices are located at 1111 Third Avenue, Suite 2100, Seattle, WA 98101. Our telephone number is (888) 736-4859. Our website address is www.remitly.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common stock.

RISK FACTORS
An investment in shares of our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-259167), initially filed with the Securities and Exchange Commission on August 30, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit, operating expenses, including changes in technology and development, sales and marketing, and general and administrative expenses (including any components of the foregoing) and our ability to achieve, and maintain, future profitability;
•our business plan and our ability to effectively manage our growth;
•our market opportunity, including our total addressable market;
•our ability to grow and retain our customer base and share in existing corridors;
•our ability to expand into new corridors;
•anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
•our ability to expand into broader financial services;
•beliefs and objectives for future operations;
•our ability to develop new products and services and bring them to market in a timely manner;
•the effects of seasonal trends on our results of operations;
•our expectations concerning relationships with third parties, including strategic, banking and disbursement partners;
•our ability to obtain, maintain, protect, and enhance our intellectual property and other proprietary rights;
•our ability to keep data and our infrastructure secure;
•the effects of increased competition in our markets and our ability to compete effectively;
•future acquisitions or investments in complementary companies, products, services, or technologies;
•our expectations regarding anticipated technology needs and developments and our ability to address those needs and developments with our solutions;
•our ability to stay in compliance with laws, policies and regulations that currently apply or become applicable to our business, including consumer protection laws and trade policies, as well as our ability to attract new customers under such compliance;
•our ability to buy foreign currency at generally advantageous rates;

•our ability to and timing to remediate our material weaknesses in our internal control over financial reporting;
•our ability to develop and maintain adequate disclosure controls and internal control over financial reporting;
the effects of changes to immigration laws, macroeconomic conditions and geopolitical forces on our customers and business operations;
•our ability to develop and protect our brand;
•the effects of the ongoing COVID-19 pandemic in the countries in which we operate;
•economic and industry trends, projected growth, or trend analysis;
•our ability to attract and retain qualified employees;
•the estimates and methodologies used in preparing our consolidated financial statements and determining stock option exercise prices;
•the increased expenses associated with being a public company; and
•the future market prices of our common stock.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.
These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our common stock as of September 14, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”
The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 5,293,823 outstanding Shares acquired by certain of our current and former employees (including officers), consultants and advisors upon the exercise of stock options granted under the Plan. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 14, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
We have based percentage ownership of our common stock prior to this offering on 162,753,775 shares of our common stock outstanding as of September 14, 2021, which assumes (1) the conversion of all outstanding shares of convertible preferred stock into an aggregate of 127,410,631 shares of our common stock, (2) the issuance and sale of 7,000,000 shares of common stock in our initial public offering, (3) the sale of 5,162,777 shares of common stock by the selling stockholders in our initial public offering, (4) no exercise of the underwriters' option to purchase 1,269,627 shares from us and 554,790 shares from the selling stockholders in our initial public offering, (5) the sale and issuance of 581,395 shares in a private placement to be consummated after the closing of our initial public offering, and (6) the issuance of 181,961 shares of our common stock on the day after the closing of our initial public offering pursuant to the Pledge 1% campaign.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Remitly Global, Inc., 1111 Third Avenue, Suite 2100 Seattle, WA 98101.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Matthew Oppenheimer(2)	7,841,474	4.7%	800,767	7,040,707	4.3%
Joshua Hug(3)	4,992,410	3.1	669,391	4,323,049	2.7
Susanna Morgan(4)	1,321,667	*	85,500	1,236,167	*
Named Selling Stockholders(5)	19,460,729	11.5	3,736,805	15,723,924	9.5
Other Selling Stockholders(6)	66,416	*	1,390	65,026	*
__________________
*Represents beneficial ownership of less than 1.0%.
(1)Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering. Also assumes that there is no exercise of the underwriters' option to purchase additional shares in the Registrant's initial public offering pursuant to the registration statement on Form S-1 (No. 333-259167) from the selling stockholders identified in such registration statement, which include Matthew Oppenheimer, Joshua Hug and Susanna Morgan. If the option is exercised in full, Mr. Oppenheimer will sell 350,000 shares of common stock, Mr. Hug will sell 120,000 shares of common stock and Ms. Morgan will sell 84,790 shares of common stock to the underwriters.
(2)Represents (a) 5,338,447 shares of common stock and (b) 2,503,027 shares underlying options to purchase common stock that are exercisable within 60 days of September 14, 2021.
(3)Represents (a) 4,162,410 shares of common stock, of which 316,667 shares are unvested and subject to repurchase by us as of September 14, 2021, (b) 300,000 shares of common stock held by a family trust, of which Mr. Hug’s spouse is the trustee, and (c) 530,000 shares underlying options to purchase common stock that are exercisable within 60 days of September 14, 2021.

(4)Represents (a) 500,000 shares of common stock and (b) 70,000 shares of common stock held by a family trust, of which Ms. Morgan's spouse is the trustee and (c) 751,667 shares underlying options to purchase common stock that are exercisable within 60 days of September 14, 2021.
(5)Includes the following 226 named non-affiliate persons, each of whom holds at least 1,000 Shares: Sabah Haque, Gabriel Ibanez, Brandon Ross, Fujie Zong, Jonathan Burstein, Milkana Brace, Lesley May, Cat Ngo, Abigail Stewart, Nicoleta Brandolini, Ranica Jonson, Katina Papadakis, Alexander Noyes, Lelaina Vogel, Joseph Buck, Kara Meres, Jami Mooney, James Sullivan, Chirag Reddy, David Wall, Maria Kellberg, Frankie Westlind, Akshay Desai, Hanh Huynh, Gabriel Rojas-Westall, Leah Isquith-Dicker, Jakub Zimny, Teresa Perez, NyRee Ausler, Matthew Bolte, Rebecca Comegys, Mariana Beckett, Seth Nielsen, Eric Garasky, Grace Fox, Megan Shaw, Priyanka Mehta, Elise Adams, Max Wolfram, Malorie Kerouac, Bruna Mazzarella, Jake Weholt, Vincent Chan, Charles Maxwell Boyd, Kunal Grover, Clare Ouyang, Zhengqi Zeng, Michael Manser, Brooke Novak-Moorhead, Judy Hyatt, Mireya Smit, Gustaf Bellstam, Joseph Carl, Micaela Connors, Ishmeet Gupta, Patrick Steele, Ashley Thomas, Kyran Simpson, Ryan Riley, Sutheshini Yogalingam, Oliver Cassel, Emerson Powers, Michelle Huete-Sadaryzadeh, Maliheh Monshizadeh, Elizabeth Guy, Heidi Brown, Ankita Jain, William Parkinson, Daniel Johnston, John Kim, Diana Wolf, Amy Stevens, Matthew Drury, Samantha Fortuna, Arra Ardona, Sierra Michels-Slettvet, Mohammad Sial, Ryan Stanbery, Deexith Gowdanamane, Shane Watkins, Anna Boyd, Xiaoxi Guo, Arthur Khindria, Chung Park, Ruchika Kohli, Jade LaJambe, Brandon Helms, Kerry Kurian, Crystal Yan, Fangyan Chen, Jonah Kirangi, David Almeida, Benjamin Brooks, Rushabh Gandhi, Israel Geselowitz, Elena Novokreshchenova, Zachary Puckett, Vardhan Kapoor, Gabriela Galazka, Jeff Rinehart, Christopher Dostert, Shahar Ronen, Sarah Yohannes, Monali Agarwal, Jeffrey Dzado, Mindy Fineout, Ryan Grobler, Karissa Nanetta, Andrea Ommen, Noam Chitayat, Bryan Reeves, Thomas Stanton, Saurabh Pallav, Emily Noel, Robert Tam, Daniel Butts, Lisa Tran, Emily Hart, Robert Pagliarini, Alexander Korbonits, Lynn Rimbey, Kent Murra, Christian Castro Gonzalez, Gunnar Gissel, Lanze Aldrich Tan, Kendall Sadler, Zuwen Shi, Caroline Thompson, Amanda Shen, Andriy Bida, Trevor Allen, Omobayonle Olatunji, Nathan Wesling, John Hostek, Aidan Cheng, Alexander Borromeo, Ishan Bhadkamkar, Michelle Steffin, James Caviness, Matthew Sokolowsky, Shruti Rai, Chelsey Blindu, Daniel Escher, Stefanie Kamps, Elsa Hammons Watland, Jonah Glover, Lazaro Carrion Estrada, Sudhir Kaul, Maaian Sujatovich Wilkis, Kara Sims, Johanna S. Olson, Mariana Paonessa, Allison Hanegan, Dylan Morris, Adarsha Mohapatra, Woo Jung, Leandra Jones, Heather Rogers, Carson Gulledge, Pankaj Sharma, Kellen Ball, Yuhang An, Samuel Rosenthal, Jennifer Dewey, John Zavaglia, Emilia Perez-Orselli, Matthew Taller, Jonathan Ng, Marvin Cheng, Jeffrey Casserd, Sharon Lee Williams, Alexander Maestretti, Jennifer Swalin, Peter Freese, Bob Aman, Mark Doggett, Abhishek Saini, Jago McKenzie, Martin del Rosario, David White, Stephen Kang, Andrew Schwarz, Hazim Macky, Kevin Hanaford, Mark Shesser, Dmitry Denisenkov, Jan Zila, Ayesha Pacholke, Danielle Hill, Jordan Heeger, Justin Abel, Leslie Ditsworth, Leelynne Faris, Spencer Kadas, Jack Bryan, Robin McFee, Anthony Olsen, Manjae Park, Stefan Paolo Suarez, Elaine Lauderdale, Piragash Velummylum, Hilton Hewitt, Tim Wilder, Justin Yan, Suraj Vaghani, Vamsi Narla, Joshua Maslin, Anay Shah, Daniel Webber, John Scrofano, Ryan Steingard, Stephen Mull, Nicholas Moiseff, Krishnan Srinivasan, Jordan Timmermann, James Philip, Michael Luoma, Kevin Beukelman, Galex Yen, Nate Spanier, Aaron Gregory, Jason Hills, Ashish Agarwal, Andrew Larson, Karim Meghji, and Shivaas Gulati. Each of these persons beneficially owns less than 1.0% of our common stock.
(6)Includes 8 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our common stock.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Stockholders, or
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.
The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Shares offered hereby has been passed upon by Fenwick & West LLP, Seattle, Washington.
EXPERTS
The consolidated financial statements as of December 31, 2019 and 2020 and for the years then ended incorporated in this Prospectus by reference to Amendment No. 2 to the Registration Statement on Form S-1 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
•Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 22, 2021 (File No. 333-259167), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.
•The Registrant’s Prospectus to be filed on or about September 23, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-259167).
•The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on September 20, 2021 (File No. 001-40822) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at https://www.remitly.com/. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Remitly Global, Inc., Attention: General Counsel, 1111 Third Avenue, Suite 2100, Seattle, WA 98101, (888) 736-4859.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registration Information and Employee Plan Annual Information.*
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.
I-1

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
•Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 22, 2021 (File No. 333-259167), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.
•The Registrant’s Prospectus to be filed on or about September 23, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-259167).
•The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on September 20, 2021 (File No. 001-40822) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).
As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation that will be in effect immediately prior to the consummation of the Registrant’s initial public offering contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director to the fullest extent permitted by law.

As permitted by the DGCL, the Registrant’s restated bylaws that will be in effect immediately prior to the consummation of the Registrant’s initial public offering provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the DGCL;
•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and
•the rights conferred in the restated bylaws are not exclusive.
The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, executive officer, or employee of the Registrant regarding which indemnification is sought. The indemnification provisions in the Registrant’s amended and restated certificate of incorporation and restated bylaws and the indemnification agreements entered into may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant has directors’ and officers’ liability insurance for its directors and officers.
Certain of the Registrant’s directors are also indemnified by their employers with regard to their service on the Registrant’s board of directors.

Item 7. Exemption from Registration Claimed.
The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.
Item 8. Exhibits.
EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1	333-259167	3.1	August 30, 2021
4.2	Bylaws of the Registrant, as currently in effect.	S-1	333-259167	3.2	August 30, 2021
4.3	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective immediately prior to the consummation of the Registrant’s initial public offering.	S-1/A	333-259167	3.3	September 14, 2021
4.4	Form of Restated Bylaws of the Registrant, to be effective immediately prior to the consummation of the Registrant’s initial public offering.	S-1/A	333-259167	3.4	September 14, 2021
4.5	Form of common stock certificate of the Registrant.	S-1/A	333-259167	4.1	September 14, 2021
5.1*	Opinion of Fenwick & West LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Fenwick & West LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on the signature page hereto).
99.1	2011 Equity Incentive Plan, as amended, and forms of equity agreements thereunder.	S-1	333-259167	10.3	August 30, 2021
_____________
*Filed herewith.
Item 9. Undertakings.
A.The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 23, 2021.

REMITLY GLOBAL, INC.

By:	/s/ Matthew Oppenheimer
Matthew Oppenheimer
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew Oppenheimer and Susanna Morgan, as his or her true and lawful attorneys-in-fact, proxies, and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, proxies, and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies, and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Matthew Oppenheimer	Chief Executive Officer, and Director (Principal Executive Officer)	September 23, 2021
Matthew Oppenheimer

/s/ Susanna Morgan	Chief Financial Officer (Principal Financial and Accounting Officer)	September 23, 2021
Susanna Morgan

/s/ William Bryant	Director	September 23, 2021
William Bryant

/s/ Bora Chung	Director	September 23, 2021
Bora Chung

/s/ Joshua Hug	Director	September 23, 2021
Joshua Hug

/s/ Laurent Le Moal	Director	September 23, 2021
Laurent Le Moal

/s/ Nigel Morris	Director	September 23, 2021
Nigel Morris

/s/ Phillip Riese	Director	September 23, 2021
Phillip Riese

/s/ Ron Shah	Director	September 23, 2021
Ron Shah

/s/ Margaret M. Smyth		September 23, 2021
Margaret M. Smyth	Director

/s/ Charles Stonecipher	Director	September 23, 2021
Charles Stonecipher